                                     PART II

                            INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

        The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

        Filing Fee for Registration Statement....................$          264
        Legal Fees and Expenses..................................     1,000,000
        Accounting Fees and Expenses.............................       800,000
        Trustee's Fees and Expenses
              (including counsel fees)...........................       150,000
        Blue Sky Fees............................................        30,000
        Printing and Engraving Fees..............................       420,000
        Rating Agency Fees.......................................     3,000,000
        Miscellaneous..........................................          50,000
                                                                    -----------

        Total ...................................................$    5,450,264
                                                                 ==============


Indemnification of Directors and Officers (Item 15 of Form S-3).

        Any underwriters who execute one of the Underwriting Agreements in the form filed as Exhibit 1.1 or Exhibit 1.2 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

        Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

        The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        In addition, the Pooling and Servicing Agreements and the Indentures and Trust Agreements, as the case may be, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements and the Indentures, as the case may be, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and Indentures and related Securities other than such expenses related to particular Mortgage Loans.

        Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under sections 7015 and 7018-7023 of the New York Banking Law, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitation, indemnify its directors or officers and may purchase and maintain insurance as follows:

              (a) If the director is made or threatened to be made a party to an action by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation or is or was servicing at the request of General Motors Acceptance Corporation as a director or officer of some other enterprise, General Motors Acceptance Corporation may indemnify such person against amounts paid in settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to General Motors Acceptance Corporation, unless in each such case a court determined that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

              (b) With respect to any action or proceeding other than one by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that such person was a director or officer of General Motors Acceptance Corporation, or served some other enterprise at the request of General Motors Acceptance Corporation, General Motors Acceptance Corporation may indemnify such person against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding or an appeal therein, if such person acted in good faith for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful.

              (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

              (d) General Motors Acceptance Corporation may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by General Motors Acceptance Corporation under the provisions of the New York Banking Law, provided hat the contract of insurance provides for a retention amount and for co-
          insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that such person's acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

        The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

        As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

        Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Exhibits (Item 16 of Form S-3).

Exhibits--


1.1* Form of  Underwriting  Agreement  for the  Home  Equity  Loan  Pass-Through
     Certificates

1.2* Form of Underwriting Agreement for the Asset-Backed Notes

3.1* Certificate of Incorporation of Residential Funding Mortgage Securities II,
     Inc. ("RFMSII")

3.2* By-Laws of RFMSII

4.1* Form of Pooling and Servicing  Agreement for Closed-End  Loans 4.2* Form of
     Pooling and Servicing Agreement for Revolving Credit Loans

4.3* Form of Servicing Agreement

4.4* Form of Trust Agreement

4.5* Form of Indenture

5.1 -- Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates

5.2 -- Opinion of Thacher Proffitt & Wood with respect to legality relating to the Asset-Backed Notes

5.3 -- Opinion of Orrick, Herrington & Sutcliffe with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

5.4 -- Opinion of Stroock & Stroock & Lavan with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes

8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)

8.2 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Asset-Backed Notes (included as part of Exhibit 5.2)

8.3 -- Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset- Backed Notes

8.4 -- Opinion of Stroock & Stroock & Lavan with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of Exhibit 5.4)

10.1* -Form of Mortgage Loan Purchase Agreement

23.1 -- Consent of Thacher Proffitt & Wood relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)

23.2 -- Consent of Thacher Proffitt & Wood relating to the Asset-Backed Notes (included as part of Exhibit 5.2)

23.3 -- Consent of Orrick, Herrington & Sutcliffe relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of
     Exhibit 5.3)

23.4 Consent of Stroock & Stroock & Lavan relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed Notes (included as part of
     Exhibit 5.4)

24.1 -- Power of Attorney

______________________

* Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80419.


Undertakings (Item 17 of Form S-3).

A.  Undertakings Pursuant to Rule 415.

  The Registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Residential Funding Mortgage Securities II, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of the 3rd day of May, 2000.

                                         RESIDENTIAL FUNDING MORTGAGE
                                         SECURITIES II, INC.

                                         By:/s/Christopher J. Nordeen
                                             Christopher J. Nordeen
                                             President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            SIGNATURE                             TITLE                         DATE

/s/Christopher J. Nordeen                President and Chief Executive      May 3, 2000
Christopher J. Nordeen                   Officer (Principal Executive
                                         Officer)

/s/Davee L. Olson                        Director and Chief Financial       May 3, 2000
Davee L. Olson                           Officer (Principal Financial
                                         Officer)

/s/Bruce J. Paradis                      Director                           May 3, 2000
Bruce J. Paradis

/s/Jack R. Katzmark                      Controller (Principal              May 3, 2000
Jack R. Katzmark                         Accounting Officer)


/s/David C. Walker                          Director                        May 3, 2000
David C. Walker



                                  EXHIBIT INDEX

   Number                               Description                                      Location of Exhibit in
                                                                                         Sequential
                                                                                         Numbering System


1.1*         Form of Underwriting Agreement for the Home Equity Loan Pass-
             Through Certificates
1.2*         Form of Underwriting Agreement for the Asset-Backed Notes
3.1*         Certificate of Incorporation of Residential Funding Mortgage Securities
             II, Inc. ("RFMSII")
3.2*         By-Laws of RFMSII
4.1*         Form of Pooling and Servicing Agreement for Closed-End Loans
4.2*         Form of Pooling and Servicing Agreement for Revolving Credit Loans
4.3*         Form of Servicing Agreement
4.4*         Form of Trust Agreement
4.5*         Form of Indenture
5.1          Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates

5.2          Opinion of Thacher Proffitt & Wood with respect to legality relating to the Asset-Backed Notes

5.3 Opinion of Orrick, Herrington & Sutcliffe with respect to legality relating to the Home Equity Loan Pass-Through Certificates and
             Asset- Backed Notes

5.4          Opinion of Stroock & Stroock & Lavan with respect to legality relating to the Home Equity Loan Pass-Through Certificates and Asset-Backed
             Notes
8.1          Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1)
8.2          Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Asset-Backed Notes (included as part of Exhibit 5.2)
8.3          Opinion of Orrick,  Herrington & Sutcliffe  with respect to certain
             tax  matters   relating  to  the  Home  Equity  Loan   Pass-Through
             Certificates and Asset-Backed Notes

8.4          Opinion of Stroock & Stroock & Lavan with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and
             Asset-Backed Notes (included as part of Exhibit 5.4)



10.1*        Form of Mortgage Loan Purchase Agreement

23.1         Consent of Thacher Proffitt & Wood relating to the Home Equity Loan
             Pass-Through Certificates (included as part of Exhibit 5.1)
23.2         Consent of Thacher Proffitt & Wood relating to the Asset-Backed Notes
             (included as part of Exhibit 5.2)
23.3         Consent of Orrick,  Herrington  &  Sutcliffe  relating  to the Home
             Equity  Loan  Pass-Through   Certificates  and  Asset-Backed  Notes
             (included as part of Exhibit 5.3)

23.4         Consent of Stroock & Stroock & Lavan  relating  to the Home  Equity
             Loan Pass-Through Certificates and Asset-Backed Notes (included as part of Exhibit 5.4)

24.1         Power of Attorney

* Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80419).